NEWS RELEASE
Nalco Company
1601 West Diehl Road
Naperville, IL 60563-1198
www.nalco.com

Media Contact: Charlie Pajor
630 305 1556
cpajor@nalco.com

Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com
Date: August 1, 2006
Nalco Reports Strong Earnings Improvement; Outlook Reaffirmed

(Naperville, Illinois) Nalco Holding Company (NYSE:NLC) today reported significantly improved second-quarter financial performance, led by strong growth and margin expansion in its Energy Services business. Nalco sales grew 6.5 percent to $891.0 million, including 6.0 percent organic growth and 0.5 percent in favorable foreign currency translation rate changes from prior-year revenues of $836.3 million.

Net earnings increased to $21.5 million from the prior-year loss of $5.8 million. Earnings per share were 15 cents on a diluted basis versus the prior-year loss of 4 cents per share.

Earnings per share include after-tax charges of $4.6 million for business process optimization, reimbursed benefit plan contributions and unusual charges versus $13.8 million for the same items in the second quarter of 2005. Adjusting for these charges, second-quarter earnings per share would have been 18 cents compared to 5 cents a year ago. (See Attachment 7A)

Adjusted EBITDA, which is used to determine compliance with the Company’s debt covenants, improved 22.0 percent to $160.1 million from the prior year’s $131.2 million.

“Second-quarter results were solid. Despite this strength, I would caution against over-optimism as unusual items that lowered comparable 2005 results, including inventory write-offs, played an important role in our quarter-on-quarter improvement,” said Dr. William H. Joyce, Chairman and Chief Executive Officer. “Our year-to-date $304 million in Adjusted EBITDA is on track with meeting our 12 percent growth target, particularly when considering our normal seasonal earnings patterns.”

Real sales growth excluding price was 2.2 percent. Price contributed about $32 million, or 3.8 percent, to organic growth in the quarter. Purchased material and freight costs were about $23 million higher than the year-ago period. “In the past two years, cumulative purchased material and freight cost increases of about $252 million have totaled $22 million more than the $230 million Nalco has received in price increases,” Dr. Joyce added. “We will continue to close that price gap and drive additional margin gains through productivity.”

Energy Services led second-quarter growth efforts with 16.2 percent organic sales improvement and delivery of all of the Company’s real growth. Organic sales in the Industrial and Institutional Services (I&IS) segment were up modestly at 2.6 percent, while Paper Services organic revenues were flat. Real growth was essentially flat in the I&IS business and negative in Paper Services, both as a result of weakness in Europe.

“I am pleased with the real growth and price achievement in the quarter shown by our Energy Services business, which ran ahead of our expectations. Much of our remaining business was stable, but short of our real growth and price expectations,” noted Dr. Joyce. “We believe that Energy Services will continue to be our primary growth driver in 2006, but expect to see better performance from Industrial and Institutional Services in the second half of the year and stability in Paper Services.”

Earnings improvement in the Other segment was driven by not repeating several unusual items that harmed second quarter 2005 results. Net income was also aided by a lower tax rate, now projected to be about 40 percent in 2006. The change added 1 cent to earnings per share in the most recent quarter.

Free Cash Flow was a negative $21.9 million in the quarter. “As we projected in discussing first-quarter results, the combination of our accelerated pension contribution and our semi-annual cash interest payments in May led to negative cash flow in the quarter. On a year-to-date basis, however, we remain on track to achieve our commitment of $170 million in Free Cash Flow,” Dr. Joyce commented. In April, Nalco added $45 million in funding to its U.S. pension plan. About $30 million of that funding would normally have been paid in the 3rd and 4th quarters.

In late June, Nalco appointed John Yimoyines as Group Vice President and President of Paper Services, with responsibility for North American, European and Latin American Paper Services operations. “John’s marketing expertise, extensive business leadership experience and ability to work closely with customers to develop mutually beneficial relationships is the right mix of skills we need in this role today,” Dr. Joyce said. Greg Nelson was named Managing Director of European Operations, in addition to his role as Group Vice President and President, Services and Equipment.

Year-to-date Results

Nominal sales increased 7.8 percent to $1,740.4 million from the year-earlier $1,613.9 million. Organically, sales grew 8.4 percent, including 5 percent price improvement. Energy Services generated 17.1 percent organic revenue growth. Industrial and Institutional Services increased organic sales 7.5 percent, and Paper Services organic sales increased 2.3 percent. Modest organic sales improvement in the Other segment was more than offset by negative foreign currency impacts.

Net income increased 483 percent to $30.3 million from 2005 first half results of $5.2 million. Earnings per share were 21 cents, up from 4 cents in the prior-year period. After-tax adjustments in the first half of 2006 were $9.5 million versus $16.4 million in the year-ago period. Adjusted for these charges, earnings per share improved 80 percent to $0.27.

Adjusted EBITDA in the first six months improved 10.3 percent to $304.0 million from $275.5 million in the year-earlier period. Free Cash Flow was $20.6 million compared to the prior year’s $1.9 million.

NALCO COMPANY

2006 Outlook

“We remain on track to deliver our targeted 12 percent improvement in Adjusted EBITDA,” Dr. Joyce said. “A key assumption here is a more normal hurricane season, unlike the second half of 2005 when our customers and suppliers were hard-hit by hurricanes, causing a significant earnings drain for us.”

Nalco re-confirmed previously announced targets of organic revenue growth of about 7 percent, of which more than half is expected to come from price increases. Earnings per share are expected to be about 67 cents, unchanged except for the lower tax rate from the prior guidance of 65 cents per share. Both figures are before consideration of business process optimization charges, which to date have amounted to $3.5 million after-tax, or 2 cents per share.

“We have our targets in sight, but there is clearly work to be done to hit them. We need to continue to increase price, control expenses and invigorate real growth beyond Energy Services to have a very successful year,” Dr. Joyce stated.

Investor Day

An Investor Day has been scheduled for Tuesday, August 29, 2006 at Nalco’s Naperville corporate headquarters and research center. For information on the day or directions on registering for the event, please send an e-mail to Mike Bushman at mbushman@nalco.com.

Conference call

Nalco will discuss second-quarter results in a conference call and Webcast to be held on Wednesday, Aug. 2, at 10:00 a.m. ET. Information on the conference call and Webcast is available on our Web site at www.nalco.com.

About Nalco

Nalco is the leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. The company currently serves more than 70,000 customer locations representing a broad range of end markets. It has established a global presence with more than 10,900 employees operating in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers. In 2005, Nalco achieved sales of more than $3.3 billion.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants. Reconciliation to net income is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges. Adjustments to net income are identified in Attachments 7A and 7B. The adjustments represent those items included in Nalco’s income statement that are either one-time in nature, support incremental cost reduction programs, or - in the case of the profit-sharing reimbursements by our former owner - are unusual when compared to other companies. In addition, Nalco discusses sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA and Adjusted EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Share Base and Earnings Per Share (Unaudited)

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited)
	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$31.6	$30.8
Accounts receivable, less allowances of $19.5 in 2006 and $16.6 in 2005	639.8	622.3
Inventories:
Finished products	268.0	242.6
Materials and work in process	75.5	70.6
	343.5	313.2
Prepaid expenses, taxes and other current assets	65.2	83.1
Total current assets	1,080.1	1,049.4

Property, plant and equipment, net	746.7	755.3
Intangible assets:
Goodwill	2,257.8	2,196.7
Other intangibles, net	1,200.8	1,227.5
Other assets	321.1	323.5
Total assets	$5,606.5	$5,552.4

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$272.3	$285.4
Short-term debt	135.1	22.6
Other current liabilities	219.6	235.2
Total current liabilities	627.0	543.2

Other liabilities:
Long-term debt	3,175.8	3,244.2
Deferred income taxes	337.4	353.0
Accrued pension benefits	385.1	416.4
Other liabilities	283.4	278.9

Minority interest	14.0	11.2
Shareholders’ equity	783.8	705.5
Total liabilities and shareholders’ equity	$5,606.5	$5,552.4

ATTACHMENT 1

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in millions, except per share data)

	Three Months ended June 30, 2006	Three Months ended June 30, 2005	Six Months ended June 30, 2006	Six Months ended June 30, 2005

Net sales	$891.0	$836.3	$1,740.4	$1,613.9
Operating costs and expenses:
Cost of product sold	495.6	480.3	966.7	893.1
Selling, administrative, and research expenses	270.7	262.9	546.1	521.0
Amortization of intangible assets	17.5	20.5	34.8	41.1
Business optimization expenses	1.8	17.0	5.6	17.8
Total operating costs and expenses	785.6	780.7	1,553.2	1,473.0

Operating earnings	105.4	55.6	187.2	140.9

Other income (expense), net	(1.9)	(0.1)	(0.7)	(3.5)
Interest income	2.3	2.0	4.0	4.1
Interest expense	(68.1)	(64.8)	(134.4)	(126.9)

Earnings (loss) before income taxes and minority interests	37.7	(7.3)	56.1	14.6

Income tax provision (benefit)	14.4	(3.1)	22.3	6.6

Minority interests	(1.8)	(1.6)	(3.5)	(2.8)

Net earnings (loss)	$21.5	$(5.8)	$30.3	$5.2

Net earnings (loss) per share:
Basic	$0.15	$(0.04)	$0.21	$0.04
Diluted	$0.15	$(0.04)	$0.21	$0.04
Weighted-average shares outstanding (millions):
Basic	142.9	141.7	142.9	141.7
Diluted	146.6	141.7	146.6	146.6

ATTACHMENT 2

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in millions)

	Six Months ended June 30, 2006	Six Months ended June 30, 2005
Operating activities
Net earnings (loss)	$30.3	$5.2
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	64.7	66.7
Amortization	34.8	41.1
Amortization of deferred financing costs and accretion of senior discount notes	21.1	19.9
Other, net	(35.5)	2.7
Changes in operating assets and liabilities	(53.8)	(105.9)
Net cash provided by operating activities	61.6	29.7

Investing activities
Purchase price adjustment on acquisition of Ondeo Nalco Group	-	(3.2)
Additions to property, plant, and equipment, net	(37.5)	(25.0)
Other investing activities	(4.2)	-
Net cash used for investing activities	(41.7)	(28.2)

Financing activities
Changes in short-term debt, net	28.1	4.4
Proceeds from long-term debt	-	24.1
Repayments of long-term debt	(45.5)	(18.2)
Other	(2.2)	(4.4)
Net cash provided by (used for) financing activities	(19.6)	5.9
Effect of exchange rate changes on cash and cash equivalents	0.5	(1.3)
Increase in cash and cash equivalents	0.8	6.1
Cash and cash equivalents at beginning of period	30.8	33.3
Cash and cash equivalents at end of period	$31.6	$39.4

ATTACHMENT 3

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Segment Information
(Unaudited)
(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended June 30, 2006	Three Months ended June 30, 2005	Six Months ended June 30, 2006	Six Months ended June 30, 2005

Industrial and Institutional Services	$389.4	$377.5	$767.8	$718.5
Energy Services	259.3	221.5	505.6	432.1
Paper Services	178.1	176.1	353.9	346.2
Other	64.2	61.2	113.1	117.1
Net sales	$891.0	$836.3	$1,740.4	$1,613.9

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings (loss) before income taxes and minority interests:

	Three Months ended June 30, 2006	Three Months ended June 30, 2005	Six Months ended June 30, 2006	Six Months ended June 30, 2005
Segment direct contribution:
Industrial and Institutional Services	$85.1	$82.9	$164.9	$148.4
Energy Services	54.9	39.7	103.2	82.7
Paper Services	26.5	27.4	52.6	57.5
Other*	(14.9)	(28.9)	(34.3)	(34.1)
Capital charge elimination	18.9	19.6	38.1	39.4
Total segment direct contribution	170.5	140.7	324.5	293.9

Expenses not allocated to segments:
Administrative expenses	45.8	47.6	96.9	94.1
Amortization of intangible assets	17.5	20.5	34.8	41.1
Business optimization expenses	1.8	17.0	5.6	17.8
Operating earnings (loss)	105.4	55.6	187.2	140.9
Other income (expense), net	(1.9)	(0.1)	(0.7)	(3.5)
Interest income	2.3	2.0	4.0	4.1
Interest expense	(68.1)	(64.8)	(134.4)	(126.9)
Earnings (loss) before income taxes and minority interests	$37.7	$(7.3)	$56.1	$14.6
* Includes certain costs not allocated to segments but deducted in arriving at direct contribution.
Significant contributors to the year-over-year change include:
•
Favorable supply chain variances ($12.6 million and $9.9 million for the three months and six months ended June 30, 2006 vs. 2005, respectively), mostly attributable to purchase price and volume variances.

•	Unfavorable variance of $6.5 million for the six months ended June 30, 2006 vs. 2005 attributable to favorable adjustments in 2005 vs. 2006 for commissions and insurance/legal claims.
•
Unfavorable variance of $2.5 million for the six months ended June 30, 2006 vs. 2005 resulting from increase in revenue recognition adjustments, due to higher volumes shipped in late June 2006 vs. 2005. This has no impact on total segment direct contribution, as the offsetting impact of this change is included in the other three segments.

ATTACHMENT 4

NALCO COMPANY

Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA (Unaudited)
(dollars in millions)

	Three Months ended June 30, 2006	Three Months ended June 30, 2005	Six Months ended June 30, 2006	Six Months ended June 30, 2005

Net earnings (loss)	$21.5	$(5.8)	$30.3	$5.2
Income tax provision (benefit)	14.4	(3.1)	22.3	6.6
Interest expense, net of interest income	65.8	62.8	130.4	122.8
Depreciation	32.3	33.5	64.7	66.7
Amortization	17.5	20.5	34.8	41.1
EBITDA	151.5	107.9	282.5	242.4

Business optimization expenses	1.8	17.0	5.6	17.8
Asset write-offs	0.2	2.5	1.1	4.9
Profit sharing expense funded by Suez	4.0	2.4	7.5	5.5
Pension settlement	0.1	-	0.4	-
Franchise taxes	0.7	0.6	1.5	1.3
Non-cash rent expense	(1.8)	(1.8)	0.8	0.8
Non-wholly-owned entities	1.7	0.8	2.3	0.3
Loss (gain) on sale, net of expenses	0.5	0.6	0.6	1.1
Other unusual charges	1.4	1.2	1.7	1.4
Adjusted EBITDA	$160.1	$131.2	$304.0	$275.5

ATTACHMENT 5

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Free Cash Flow
(Unaudited)
(dollars in millions)

	Three Months ended June 30, 2006	Three Months ended June 30, 2005	Six Months ended June 30, 2006	Six Months ended June 30, 2005
Net cash provided by operating activities	$2.8	$14.0	$61.6	$29.7
Minority interests	(1.8)	(1.6)	(3.5)	(2.8)
Additions to property, plant and equipment, net	(22.9)	(12.7)	(37.5)	(25.0)
Free cash flow	$(21.9)	$(0.3)	$20.6	$1.9

ATTACHMENT 6

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

		Three Months ended June 30, 2006		Three Months ended June 30, 2005
		Actual	Per Share*	Actual	Per Share*
Net earnings (loss)		$21.5	$0.15	$(5.8)	$(0.04)

Net earnings (loss) was reduced (increased) by the following items (after tax):
Business optimization expenses	Bus Opt Exp	$1.1	$0.01	$11.4	$0.08
Profit sharing expense funded by Suez	COGS/SGA	2.6	0.02	1.6	0.01
Other unusual charges	COGS/SGA/OIOE	0.9	0.01	0.8	0.01
		$4.6		$13.8

Memo Only
Net earnings (loss) was reduced (increased) by the following items (before tax):
Business optimization expenses	Bus Opt Exp	$1.8	$0.01	$17.0	$0.12
Profit sharing expense funded by Suez	COGS/SGA	4.0	0.03	2.4	0.02
Other unusual charges	COGS/SGA/OIOE	1.4	0.01	1.2	0.01
		$7.2		$20.6

Weighted-average of shares outstanding (millions):
Basic			142.9		141.7
Diluted			146.6		141.7

* Diluted

ATTACHMENT 7A

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

		Six Months ended June 30, 2006		Six Months ended June 30, 2005
		Actual	Per Share*	Actual	Per Share*
Net earnings		$30.3	$0.21	$5.2	$0.04

Net earnings was reduced by the following items (after tax):
Business optimization expenses	Bus Opt Exp	$3.5	$0.02	$11.9	$0.08
Profit sharing expense funded by Suez	COGS/SGA	4.9	0.03	3.6	0.03
Other unusual charges	COGS/SGA/OIOE	1.1	0.01	0.9	0.01
		$9.5		$16.4

Memo Only
Net earnings was reduced by the following items (before tax):
Business optimization expenses	Bus Opt Exp	$5.6	$0.04	$17.8	$0.12
Profit sharing expense funded by Suez	COGS/SGA	7.5	0.05	5.5	0.04
Other unusual charges	COGS/SGA/OIOE	1.7	0.01	1.4	0.01
		$14.8		$24.7

Weighted-average of shares outstanding (millions):
Basic			142.9		141.7
Diluted			146.6		146.6

* Diluted

ATTACHMENT 7B